Exhibit 99.2

The Metals Company Announces US$17.5 Million Registered Direct Offering of Common Shares and Class B Warrants

NEW YORK — November 14, 2024 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today announced that it has entered into a securities purchase agreement with certain existing investors of the Company and one new institutional investor for the purchase of an aggregate of 17,500,000 common shares of the Company (the “Shares”), without par value (“Common Shares”), and accompanying Class B warrants (the “Class B Warrants” and collectively with the Shares and Class B Warrants, the “Securities”) to purchase up to an aggregate of 8,750,000 Common Shares in a registered direct offering. Each Common Share and the accompanying Class B Warrant to purchase one half of a Common Share are being sold at a price of US$1.00. The Class B Warrants will be exercisable commencing immediately upon issuance at a price of $2.00 per share, subject to certain adjustments, will expire five years from issuance and the Company may also repurchase the Class B Warrants for $0.0001 per Common Share underlying the Class B Warrants if the volume weighted average per share price for the Common Shares for each trading day in a 30-consecutive trading day period exceeds $5.00.

Gross proceeds to the Company from the offering are expected to be approximately US$17.5 million, before deducting the placement agent and financial advisors’ fees and other offering expenses payable by the Company and not including any proceeds to the Company from the exercise of the Class B Warrants. The closing of the offering is expected to take place on or before November 22, 2024. The Company intends to use the net proceeds from the offering on working capital and general corporate purposes.

A.G.P./Alliance Global Partners acted as a placement agent in the offering.

Cantor Fitzgerald & Co. and EAS Advisors, through Odeon Capital Group, LLC, are engaged as financial advisors by the Company.

The Securities are being offered by the Company pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on November 30, 2023 and declared effective by the SEC on December 8, 2023 (Reg. No. 333-275822). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement dated November 14, 2024 relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the global energy transition with the least possible negative impacts on planet and people and (2) trace, recover and recycle the metals the Company supplies to help create a metals commons that can be used in perpetuity. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “could,” “expects,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to whether the Company will offer and issue the securities and the terms of the offering, the anticipated gross proceeds from the offering and the anticipated use of proceeds from the offering. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: risks relating to the need to satisfy regulatory and legal requirements with respect to the offering, risks relating to the Company’s ability to satisfy certain conditions to closing for the offering included in the securities purchase agreement on a timely basis or at all, as well as related to market and other conditions and the other risk factors that are described in the section entitled “Risk Factors” in the prospectus supplement and the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC), any of such risks could cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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